PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
(804) 217-5897

DYNEX CAPITAL, INC. REPORTS THIRD QUARTER 2014 RESULTS
Net income per common share of $0.52, core net operating income per common share of $0.25 and book value per common share of $9.14
GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its third quarter results for 2014 today. GAAP net income to common shareholders was $28.6 million, or $0.52 per common share, for the third quarter of 2014 versus GAAP net loss of $(8.3) million, or $(0.15) per common share, for the second quarter of 2014 and net loss of $(6.9) million, or $(0.13) per common share, for the third quarter of 2013. Core net operating income to common shareholders (a non-GAAP financial measure management uses for analyzing its financial and operational performance) was $13.8 million for the third quarter of 2014, or $0.25 per common share, versus $14.1 million, or $0.26 per common share, for the second quarter of 2014, and $14.9 million, or $0.27 per common share, for the third quarter of 2013. See "Use of Non-GAAP Financial Measures" for more information on this and other non-GAAP measures discussed in this release. Book value per common share at September 30, 2014 was $9.14 versus $9.12 at June 30, 2014 and $8.69 at December 31, 2013.
Quarterly Highlights

($ in thousands, except per share amounts)		3Q2014		2Q2014		3Q2013
Net interest income		$19,942		$21,146		$22,948
Gain (loss) on derivative instruments, net		$4,842		$(23,074)		$(24,019)
Gain (loss) on sale of investments, net		$9,057		$(477)		$(825)
Net income (loss) to common shareholders		$28,572		$(8,293)		$(6,921)
Net income (loss) per common share		$0.52		$(0.15)		$(0.13)
Core net operating income to common shareholders (1)		$13,802		$14,106		$14,885
Core net operating income per common share (1)		$0.25		$0.26		$0.27
Return on average common equity (annualized)		22.7%		(6.7)%		(5.7)%
Adjusted return on average common equity (annualized) (1)		11.0%		11.3%		12.3%
Dividends per common share		$0.25		$0.25		$0.27
Book value per common share, end of period		$9.14		$9.12		$8.59
Average interest earning assets		$3,820,898		$3,944,154		$4,371,485
Average interest bearing liabilities		$3,364,225		$3,466,651		$3,859,653
Weighted average effective yield		2.73%		2.79%		2.82%
Annualized cost of funds		0.70%		0.75%		0.88%
Net interest spread		2.03%		2.04%		1.94%
Adjusted net interest spread (1)		1.93%		1.92%		1.65%
Debt to shareholders' equity ratio, end of period	5.2	x	5.7	x	6.4	x

(1)
Core net operating income to common shareholders (including on a per share basis), adjusted return on average common equity, and adjusted net interest spread are non-GAAP financial measures and are reconciled in the supplement to this release.

Management Remarks
"We are very pleased with our results for the third quarter as we continued to manage our portfolio in a disciplined manner. We held our book value steady while generating an 11% adjusted return on equity based on core net operating income. Earlier this year, we communicated that we felt the global financial markets have increased in complexity and hence disciplined risk management was of utmost importance. As a result, we have reduced our exposure to spread risk by taking profits on a portion of our CMBS portfolio. In doing so, we have monetized gains on a very profitable investment. We have adjusted our hedges to maintain a relatively consistent duration risk profile given our interest rate outlook. We continue to emphasize appropriate risk adjusted returns and liquidity in our balance sheet, and we will make investments as we see opportunities arise."
Book Value Per Common Share
Book value per common share was $9.14 at September 30, 2014, an increase of $0.02 per common share from June 30, 2014. Overall, book value per common share increased as spread tightening offset declines in the fair values of our investments, net of hedges, due to higher interest rates during the quarter. The following table reconciles the changes in the Company's book value per common share from June 30, 2014 to September 30, 2014:

	Book Value ($ in thousands)	Book Value Per Common Share
Shareholders' equity at June 30, 2014	$612,914	$9.12
GAAP net income to common shareholders:
Core net operating income	13,802	0.25
Amortization of de-designated cash flow hedges	(1,442)	(0.03)
Change in fair value of derivative instruments, net	7,113	0.13
Gain on sale of investments, net	9,057	0.17
Fair value adjustments, net	42	—
Other comprehensive income (loss)	(14,482)	(0.26)
Common dividend declared	(13,683)	(0.25)
Other	726	0.01
Shareholders' equity at September 30, 2014	$614,047	$9.14
Investments
The following table summarizes the changes in the Company's MBS portfolio during the third quarter of 2014:

($ in thousands)	RMBS	CMBS	CMBS IO	Total
Balance at June 30, 2014	$2,481,134	$746,503	$722,328	$3,949,965
Purchases	16,313	33,145	108,851	158,309
Principal payments	(131,313)	(20,243)	—	(151,556)
Sales	(53,921)	(136,441)	(97,247)	(287,609)
Net amortization	(7,361)	(1,042)	(29,389)	(37,792)
Change in net unrealized gain (loss)	2,007	(13,318)	(4,613)	(15,924)
Balance at September 30, 2014	$2,306,859	$608,604	$699,930	$3,615,393

The following table provides information related to sales of MBS during the third quarter of 2014:

	3Q2014
($ in thousands)	Amortized cost basis	Gain (loss) on sale of investments, net
Agency RMBS	$53,921	$(1,200)
Non-Agency CMBS	136,441	8,133
Agency CMBS IO	84,734	1,542
Non-Agency CMBS IO	12,513	582
	$287,609	$9,057
    The following tables present certain information for the Company's MBS portfolio by category as of and for the periods indicated:

	As of September 30, 2014					3Q2014
($ in thousands)	Par Balance (Notional for CMBS IO)	Net Premium (Discount)	Amortized Cost	Fair Value	WAVG Coupon	WAVG Effective Yield (2)
Agency MBS:
RMBS	$2,200,149	$120,667	$2,320,816	$2,297,304	3.14%	1.80%
CMBS	305,566	19,186	324,752	338,331	5.22%	3.48%
CMBS IO	9,461,823	400,886	400,886	411,717	0.83%	4.24%
Total (1)	2,505,715	540,739	3,046,454	3,047,352		2.29%

Non-Agency MBS:
RMBS	$9,522	$(4)	$9,518	$9,555	4.20%	4.61%
CMBS	266,596	(12,374)	254,222	270,273	4.89%	5.37%
CMBS IO	7,246,832	282,890	282,890	288,213	0.69%	3.99%
Total (1)	276,118	270,512	546,630	568,041		4.76%

Total MBS portfolio:	$2,781,833	$811,251	$3,593,084	$3,615,393		2.70%

(1)	Total par balances of investments exclude notional amounts of CMBS IO.

(2)	Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost basis and excludes notional amounts of CMBS IO.
The following table presents the weighted average coupon by months-to-reset ("MTR") for the ARM and hybrid ARM portion of the Company's Agency RMBS based on par value as of September 30, 2014 and December 31, 2013:

	September 30, 2014		December 31, 2013
($ in thousands)	Par Balance	WAVG Coupon	Par Balance	WAVG Coupon
0-12 MTR	$517,498	2.93%	$575,763	2.97%
13-36 MTR	251,967	4.01%	276,862	3.89%
37-60 MTR	482,374	3.22%	619,887	3.57%
61-84 MTR	247,873	3.61%	171,839	3.01%
85-120 MTR	682,956	2.77%	928,580	2.99%
	$2,182,668	3.15%	$2,572,931	3.22%
The following table presents the constant prepayment rates ("CPRs") for the Company's Agency MBS for the periods presented:

	3Q2014	2Q2014	1Q2014	4Q2013
Agency RMBS	15.3%	14.1%	12.7%	14.3%
Agency CMBS	0.0%	0.0%	0.0%	0.0%
Total weighted average (1)	13.9%	12.4%	11.3%	12.8%

(1)	CPRs for CMBS IO are not calculated and therefore are not included in the total weighted average.

Information related to the credit ratings for the Company's non-Agency MBS as of September 30, 2014 is as follows:

	Fair Value			Weighted average % of total
($ in thousands)	RMBS	CMBS	CMBS IO
AAA	$—	$36,814	$284,126	56.5%
AA	—	75,343	1,140	13.5%
A	—	121,254	—	21.3%
Below A or not rated	9,555	36,862	2,947	8.7%
	$9,555	$270,273	$288,213	100.0%
Investment Performance
The following table provides weighted average effective yield by type of investment, effective borrowing rate, adjusted net interest spread, and adjusted net interest income for the periods indicated:

($ in thousands)	3Q2014	2Q2014	3Q2013
Agency MBS:
Weighted average effective yield (1)	2.29%	2.35%	2.42%
Average balance	$3,143,464	$3,290,012	$3,790,071

Non-Agency MBS:
Weighted average effective yield (1)	4.76%	5.00%	5.45%
Average balance	626,125	599,740	517,997

Mortgage loans held for investment
Weighted average effective yield (1)	5.16%	5.17%	5.36%
Average balance	51,309	$54,402	$63,417

Total investments:
Weighted average effective yield (1)	2.73%	2.79%	2.82%
Weighted average effective borrowing rate (2)	(0.80)%	(0.87)%	(1.17)%
Adjusted net interest spread (2)	1.93%	1.92%	1.65%
Adjusted net interest income (2)	$19,113	$20,082	$20,060
Average interest earning assets	$3,820,898	$3,944,154	$4,371,485
Average interest bearing liabilities	$3,364,225	$3,466,651	3,859,653

(1)	Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost basis.

(2)	Weighted average effective borrowing rate, adjusted net interest spread, and adjusted net interest income are non-GAAP financial measures and are reconciled in the supplement to this release.

Adjusted net interest spread and adjusted net interest income as presented above are non-GAAP measures which management considers better measures of portfolio performance because they include periodic interest costs on derivative instruments whereas net interest spread computed under GAAP does not include these costs. Adjusted net interest spread remained relatively stable for the third quarter of 2014 compared to the second quarter of 2014 as lower effective yields were offset by lower financing and hedging costs. As compared to the same period in 2013, adjusted net interest spread for the third quarter of 2014 was 28 bps higher due to greater periodic interest costs incurred from the significantly larger notional amount of hedging instruments outstanding during the third quarter of 2013.
Repurchase Agreement Borrowings
The following table presents repurchase agreements by the type of security pledged as collateral as of the periods indicated:

	September 30, 2014		December 31, 2013
($ in thousands)	Balance	Weighted Average Rate	Balance	Weighted Average Rate
Agency RMBS	$2,081,924	0.36%	$2,522,503	0.42%
Agency CMBS	258,024	0.33%	246,849	0.39%
Agency CMBS IOs	351,518	0.94%	369,948	1.16%
Non-Agency RMBS	7,724	1.67%	10,569	1.80%
Non-Agency CMBS	198,203	1.16%	303,674	1.27%
Non-Agency CMBS IO	242,458	1.03%	106,803	1.27%
Securitization financing bonds	10,403	1.50%	20,651	1.59%
Deferred costs	—	—	(243)	—
	$3,150,254	0.53%	$3,580,754	0.61%
The combined weighted average original term to maturity for our repurchase agreements was 106 days as of September 30, 2014 and 114 days as of December 31, 2013.
Hedging Activities
During the third quarter of 2014, the Company entered into $275.0 million in receive-fixed interest rate swaps to offset a portion of its pay-fixed interest rate swaps in order to maintain its net interest rate exposure, given the investment sales during the quarter. The following table summarizes the weighted average notional balance of interest rate derivatives that will be effective for the periods indicated:

Effective Period	Interest Rate Swaps - Payers Net of Receivers (1)	Eurodollar Contracts	Total Weighted Average Notional Outstanding (1)	Weighted Average Rate (1) (2)
($ in thousands)
4Q14	$400,000	$—	$400,000	1.24%
2015	400,000	—	400,000	1.06%
2016	400,000	381,096	781,096	1.57%
2017	288,178	1,292,691	1,580,869	2.66%
2018	215,000	1,113,767	1,328,767	3.21%
2019	82,178	681,027	763,205	3.72%
2020	216,216	487,055	703,271	3.24%
2021	164,178	194,604	358,782	2.04%
2022	155,000	—	155,000	2.03%
2023	134,370	—	134,370	2.05%
2024	20,765	—	20,765	1.72%
(1) Amounts shown are net of interest rate swaps with fixed receive rates.
(2) Weighted average rate is based on the weighted average notional outstanding for all interest rate derivative instruments.
The following table details the components of our gain on derivative instruments, net recognized in our consolidated statement of comprehensive income for the third quarter of 2014:

($ in thousands)	Change in Fair Value of Derivative Instruments, Net	Periodic Interest Costs (1)	Gain on Derivative Instruments, Net
Interest rate swaps-receivers	$103	$236	$339
Interest rate swaps-payers	3,153	(2,507)	646
Eurodollar contracts	3,857	—	3,857
Total	$7,113	$(2,271)	$4,842

(1)	Periodic interest costs represent interest receipts and payments (including accrued amounts) related to interest rate derivatives during the quarter.
Other Income and Expense Items
Other income, net, for the third quarter of 2014 includes $0.9 million from reversal of the discount on a securitized commercial mortgage loan which was repaid during the quarter. General and administrative expenses annualized as a percentage of shareholders' equity was 2.55% for the third quarter of 2014 versus 2.51% for the second quarter of 2014 and 2.44% for the third quarter of 2013.
Conference Call
As previously announced, the Company's quarterly conference call to discuss the third quarter results is today at 11:00 a.m. Eastern Time. Interested investors may access the call by dialing 1-888-339-0823 or by accessing the live webcast, the link for which is provided under “Investor Relations/IR Highlights” on our website (www.dynexcapital.com). A slide presentation will accompany the webcast and will also be available at least one hour prior to the call at the same location on our website.
Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS and CMBS.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments, prepayment rates on our investment portfolio and risks posed by our investment portfolio, our future investment strategies, our future leverage levels and financing strategies including the use of specific financing and hedging instruments and the future impacts of these strategies, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government policy, the impact of regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and other reports filed with and furnished to the Securities and Exchange Commission.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes the following non-GAAP financial measures: core net operating income to common shareholders (including per common share), adjusted return on average common equity, effective borrowing costs and rates, adjusted net interest income, and adjusted net interest spread. Management uses these non-GAAP financial measures in its internal analysis of financial and operating performance and believes that it provides better transparency to our investors. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers, particularly those competitors that continue to use hedge accounting in reporting their financial results. In addition, management uses these non-GAAP financial measures to compare the Company's financial results generated prior to discontinuing GAAP hedge accounting in 2013 with the Company's financial results for 2014 periods. Because these non-GAAP financial measures exclude certain items used to compute GAAP net income to common shareholders and GAAP interest expense, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income. In addition, because not all companies use identical calculations, the Company's presentation of core net operating income, adjusted return on average common equity, effective borrowing costs and rates, adjusted net interest income, and adjusted net interest spread may not be comparable to other similarly-titled measures of other companies.
Core net operating income to common shareholders equals GAAP net income to common shareholders adjusted for amortization of accumulated other comprehensive loss on de-designated cash flow hedges included in GAAP interest expense, net change in fair value of derivative instruments which includes gains and losses on terminated derivative instruments (if applicable), gains and losses on sales of investments, and fair value adjustments on investments not classified as available for sale. Adjusted return on average common equity equals core net operating income to common shareholders divided by average common equity for the respective period. Effective borrowing costs equals GAAP interest expense excluding the amortization of accumulated other comprehensive loss on interest rate swaps de-designated as cash flow hedges on June 30, 2013 plus net periodic interest costs on derivative instruments (including accrued amounts) which are not already included in GAAP interest expense. Effective borrowing rate equals annualized cost of funds calculated on a GAAP basis, less the effect of amortization of de-

designated cash flow hedges and plus the effect of net periodic interest costs of derivative instruments. Adjusted net interest spread equals average annualized yields on investments less effective borrowing rates. Schedules reconciling these non-GAAP financial measures to GAAP are provided as a supplement to this release.

#	#	#

DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share and per share data)

	September 30, 2014	December 31, 2013
ASSETS	(unaudited)
Mortgage-backed securities	$3,615,393	$4,018,161
Mortgage loans held for investment, net	41,454	55,423
	3,656,847	4,073,584
Cash and cash equivalents	56,639	69,330
Restricted cash	32,755	13,385
Derivative assets	7,297	18,488
Receivable for securities sold	16,321	—
Principal receivable on investments	11,124	12,999
Accrued interest receivable	20,986	21,703
Other assets, net	11,542	7,648
Total assets	$3,813,511	$4,217,137

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$3,150,254	$3,580,754
Payable for unsettled mortgage-backed securities	—	10,358
Non-recourse collateralized financing	11,194	12,914
Derivative liabilities	18,058	6,681
Accrued interest payable	1,492	2,548
Accrued dividends payable	15,621	16,601
Other liabilities	2,845	1,405
Total liabilities	3,199,464	3,631,261

Shareholders’ equity:
Preferred stock, par value $.01 per share, 8.5% Series A Cumulative Redeemable; 8,000,000 shares authorized; 2,300,000 shares issued and outstanding ($57,500 aggregate liquidation preference)	$55,407	$55,407
Preferred stock, par value $.01 per share, 7.625% Series B Cumulative Redeemable; 7,000,000 shares authorized; 2,250,000 shares issued and outstanding($56,250 aggregate liquidation preference)	54,251	54,251
Common stock, par value $.01 per share, 200,000,000 shares authorized; 54,734,817 and 54,310,484 shares issued and outstanding, respectively	547	543
Additional paid-in capital	763,228	761,550
Accumulated other comprehensive income (loss)	16,462	(33,816)
Accumulated deficit	(275,848)	(252,059)
Total shareholders' equity	614,047	585,876
Total liabilities and shareholders’ equity	$3,813,511	$4,217,137

Book value per common share	$9.14	$8.69

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Interest income:
Mortgage-backed securities	$25,207	$30,820	$79,104	$95,827
Mortgage loans held for investment	793	846	2,255	2,711
	26,000	31,666	81,359	98,538
Interest expense:
Repurchase agreements	6,028	8,477	20,187	29,860
Non-recourse collateralized financing	30	241	76	760
	6,058	8,718	20,263	30,620

Net interest income	19,942	22,948	61,096	67,918
Provision for loan losses	—	—	—	(261)
Gain (loss) on derivative instruments, net	4,842	(24,019)	(31,654)	(12,683)
Gain (loss) on sale of investments, net	9,057	(825)	5,273	2,597
Fair value adjustments, net	42	150	162	(590)
Other income, net	897	748	1,108	761
General and administrative expenses:
Compensation and benefits	(2,351)	(2,282)	(7,232)	(6,948)
Other general and administrative	(1,563)	(1,347)	(4,620)	(4,284)
Net income (loss)	30,866	(4,627)	24,133	46,510
Preferred stock dividends	(2,294)	(2,294)	(6,882)	(5,608)
Net income (loss) to common shareholders	$28,572	$(6,921)	$17,251	$40,902

Other comprehensive income:
Change in fair value of available-for-sale investments	$(6,867)	$(2,671)	$50,212	$(112,037)
Reclassification adjustment for (gain) loss on sale of investments, net	(9,057)	825	(5,273)	(2,597)
Change in fair value of cash flow hedges	—	—	—	16,381
Reclassification adjustment for cash flow hedges (including de-designated hedges)	1,442	2,583	5,339	11,379
Total other comprehensive (loss) income	(14,482)	737	50,278	(86,874)
Comprehensive income (loss) to common shareholders	$14,090	$(6,184)	$67,529	$(45,972)

Weighted average common shares: basic and diluted	54,731	54,904	54,690	54,728
Net income (loss) per common share: basic and diluted	$0.52	$(0.13)	$0.32	$0.75

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
GAAP net income (loss) to common shareholders	$28,572	$(8,293)	$(6,921)
Amortization of de-designated cash flow hedges (1)	1,442	1,608	2,583
Change in fair value of derivative instruments, net	(7,113)	20,402	18,548
(Gain) loss on sale of investments, net	(9,057)	477	825
Fair value adjustments, net	(42)	(88)	(150)
Core net operating income to common shareholders	$13,802	$14,106	$14,885

Core net operating income per common share	$0.25	$0.26	$0.27
Average common equity during the period	$503,861	$497,864	$484,356
ROAE, calculated using annualized GAAP net income (loss)	22.7%	(6.7)%	(5.7)%
Adjusted ROAE, calculated using annualized core net operating income	11.0%	11.3%	12.3%

	Three Months Ended
	September 30, 2014		June 30, 2014		September 30, 2013
	Amount	Yield/Rate	Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income	$26,000	2.73%	$27,718	2.79%	$31,666	2.82%
GAAP interest expense/annualized cost of funds (2)	6,058	0.70%	6,572	0.75%	8,718	0.88%
Net interest income/spread	19,942	2.03%	21,146	2.04%	22,948	1.94%

GAAP interest expense/annualized cost of funds (2)	$6,058	0.70%	$6,572	0.75%	$8,718	0.88%
Amortization of de-designated cash flow hedges (1)	(1,442)	(0.17)%	(1,608)	(0.18)%	(2,583)	(0.26)%
Net periodic interest costs of derivative instruments	2,271	0.27%	2,672	0.30%	5,471	0.55%
Effective borrowing costs	6,887	0.80%	7,636	0.87%	11,606	1.17%

Adjusted net interest income/spread	$19,113	1.93%	$20,082	1.92%	$20,060	1.65%

(1)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.

(2)
Rates shown are based on annualized interest expense amounts divided by average interest bearing liabilities. Recalculation of annualized cost of funds using total interest expense shown in the table may not be possible because certain expense items use a 360-day year for the calculation while others use actual number of days in the year.